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                                                                EXHIBIT 15.1
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

     We are aware that our report dated September 23, 1998 on our review of interim financial information of Wingfoot Ventures Seven, Inc. as of June 30, 1998 and for the six-month periods ended June 30, 1998 and 1997 is included in Plains All American Pipeline, L.P.'s Registration Statement on Form S-1 to be filed on or about September 21, 1999.

Yours very truly,


/s/ PricewaterhouseCoopers LLP

San Francisco, California
September 21, 1999